Exhibit 10.1.ao

RESTRICTED STOCK UNIT AWARD NO. _____

AGL RESOURCES INC.
2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Agreement between AGL Resources Inc. (the “Company”) and the Recipient sets forth the terms of the Restricted Stock Units awarded under the above-named Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Name of Recipient: ________________________

Date of Award:_________________                                                                Number of Restricted Stock Units:___________

Performance Measurement Period: [insert] through [insert]

Performance Measure: The performance measure for this Award relates to [insert], one of the performance measures enumerated in Section 5.2 of the Plan.

Conversion to Restricted Shares: Unless the Restricted Stock Units are forfeited prior to the RSU Vesting Date (as defined below) in accordance with this Agreement, the Restricted Stock Units shall convert to an equal number of shares of Restricted Stock on the date that the Compensation and Management Development Committee (the “Committee”) certifies that the Company's [insert performance measure] [meets or exceeds] [insert]] (the “RSU Vesting Date”).

Vesting of Restricted Shares: Shares of Restricted Stock shall be issued to you within  thirty (30) days following the RSU Vesting Date, but in no event later than March 15 of the year following the year in which the RSU Vesting Date occurred, and pursuant to the terms of the Plan.  The Restricted Shares shall become vested and non-forfeitable as follows: [insert]

Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.  These restrictions shall apply to all shares of Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock of the Company.

Forfeiture; Termination of employment: If the Committee does not certify the attainment of the performance criteria set forth above for any reason, then the Restricted Stock Units under this Agreement shall be forfeited immediately.

In addition, if you terminate employment for any reason, then all Restricted Stock Units or shares of Restricted Stock that remain subject to restriction will be forfeited as of the date of your termination of employment.

Change in Control: Notwithstanding the vesting provision above, in the event of a Change in Control of the Company, Restricted Stock Units shall convert to vested and non-forfeitable shares of Common Stock if (a) they are not assumed or substituted by the Surviving Entity, or (b) they are assumed or substituted by the Surviving Entity, but within two years following the Change in Control your employment is terminated without Cause or you resign for Good Reason (each, a “Change in Control Related Vesting Date”).  Restricted Stock Units shall convert to vested and non-forfeitable shares of Common Stock within thirty (30) days following the Change in Control Related Vesting Date, but no later than March 15 of the year following the year in which the Change in Control Related Vesting Date occurred.  Such conversion and vesting will be prorated on a daily basis based upon the length of time within the performance measurement period that has elapsed prior to the date of the Change in Control or termination of employment (as applicable).  In addition, any shares of Restricted Stock resulting from a conversion from Restricted Stock Units, that occurred prior to the date of a Change in Control or a termination of employment described above, shall become fully vested and nonforfeitable, upon the occurrence of the Change in Control or termination of employment (as applicable).

Shareholder rights: You will have none of the rights of a shareholder with respect to the Restricted Stock Units.  Upon conversion of the Restricted Stock Units into shares of Restricted Stock, you will have all of the rights of a shareholder, other than dividend rights.

Transferability: You may not transfer restricted shares still subject to restriction.

This Agreement is subject to the terms and conditions of the Plan. [Moved from 1st paragraph] Notwithstanding the foregoing, the last sentence of Section 10.3 of the Plan shall not apply to the award evidenced by this Agreement. You have received a copy of the Plan’s prospectus that includes a copy of the Plan.  By signing this agreement, you agree to the terms of the Plan and this Agreement, which may be amended only upon a written agreement signed by the Company and you.

This ____ day of  __________, 20___

AGL RESOURCES INC.	RECIPIENT:
____________________________
Melanie M. Platt, Senior Vice President